UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2013

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

ACADIA Pharmaceuticals Inc. ("ACADIA") announced that Jeffrey Cummings, M.D., Sc.D., Director of Cleveland Clinic Lou Ruvo Center for Brain Health, presented detailed results on Wednesday, March 20, 2013, from ACADIA's pivotal Phase III -020 Study with pimavanserin in patients with Parkinson's disease psychosis at the Emerging Science session of the 65th American Academy of Neurology ("AAN") Annual Meeting. Pimavanserin met the primary endpoint in the -020 Study by demonstrating highly significant antipsychotic efficacy on the SAPS-PD scale (p=0.001), which consists of nine items from the hallucinations and delusions domains of the Scale for the Assessment of Positive Symptoms ("SAPS"). Pimavanserin also met the key secondary endpoint of the study for motoric tolerability as measured using Parts II and III of the Unified Parkinson's Disease Rating Scale, or UPDRS. Dr. Cummings presented previously unreported data from the -020 Study showing highly significant improvements in all secondary efficacy measures, including the Clinical Global Impression Severity ("CGI-S") scale (p

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   March 20, 2013
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President & General Counsel